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                                                                     Exhibit 5.3

                                                    June 2, 1998

                        [Letterhead of K N Energy, Inc.]

K N Energy, Inc.
K N Capital Trust II
c/o K N Energy, Inc.
370 Van Gordon Street
Lakewood, Colorado 80228-8304

Ladies and Gentlemen:

            This opinion is delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by K N Energy, Inc., a Kansas corporation (the "Company"), and K N Capital Trust II, a Delaware statutory business trust (the "Trust"), which Registration Statement relates to (i) debt securities of the Company (the "Debt Securities"), (ii) common stock, par value $5.00 per share (the "Common Stock"), of the Company, (iii) debentures of the Company (the "Trust Debentures") to be purchased by the Trust with the proceeds from the sale of preferred securities representing undivided beneficial ownership interests in the Trust (the "Preferred Securities"), (iv) stock purchase contracts of the Company to purchase Common Stock (as defined below) (the "Stock Purchase Contracts"), (v) stock purchase units of the Company, each representing ownership of (x) a Stock Purchase Contract and (y) a beneficial interest in the Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts
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K N Energy, Inc.                                                  June 2, 1998
K N Capital Trust II

(the "Stock Purchase Units"), (vi) guarantees of certain payment obligations with respect to the Preferred Securities by the Company to be executed by the Company and Wilmington Trust Company, as guarantee trustee (the "Guarantees") and (vii) the Preferred Securities of the Trust, each of (i) through (vii) to be issued and sold by the Company or the Trust, as applicable, from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $100.

            In preparation for rendering my opinion hereafter expressed, I have examined the Registration Statement and originals or copies certified to my satisfaction of corporate records and other documents and certificates as I have deemed necessary.

            Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

                  1. With respect to shares of Common Stock, when (i) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

                  2. With respect to the Stock Purchase Units, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Stock Purchase Units and (ii) such Stock Purchase Units have been duly issued and delivered in accordance with the provisions of the Registration Statement, the Prospectus and any prospectus supplement relating thereto approved by the Board upon payment of the consideration therefor provided for therein, assuming that the terms of such Stock Purchase Units are in compliance with then applicable law, such Stock Purchase Units will be duly authorized, validly issued, fully paid and nonassessable.
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K N Energy, Inc.                     -3-                           June 2, 1998
K N Capital Trust II


            I am a member of the Bar of the State of Colorado and I do not express any opinion herein concerning any law other than the law of the States of Colorado and, to the extent set forth herein, Kansas and the federal law of the United States.

            I hereby consent to the filing of this opinion of counsel as Exhibit
5.3 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Martha B. Wyrsch

                                    Martha B. Wyrsch, Esq.